                                                                   Exhibit 10.22

                                  ATTACHMENT A

TO:  Transformation Processing Inc. (TPI) thereafter called Business Partner

FROM: Allegiant Legacy Solutions, Inc. ("ALS")

RE:  Procedures and Documents to order Program Products and Services

A.   Program Products

     Business Partner may order Program Product in the following manner/purposes.

     I.   As a Business Partner for relicense to end user or client

          o    Use "Quotation and Agreement to License Program Product"

          o    Use Schedule A

          o    Use Schedule B

          o    Use Schedule C

     2. Business Partner may use ALS documents with their name, logotype, etc. in place of the ALS name. A complete set of the above is required to install program product on client hardware/client site. Documents must state ADAPT/2000 is a product of ALS.

     3. Business Partner may charge license fees deemed appropriate. ALS requires executed license agreement as above. Business Partner may block out fees charged.

     4. Business Partner will pay ALS for License fees for each client agreement, which is 50% of monies per schedule C, attached and 100% of LOC charge per Schedule C. If Business Partner takes first call for maintenance and support, you will receive a 50% discount on maintenance. If ALS takes first call, Business Partner will receive a 30% discount. Option must be specified with order and consistent with all Business Partner clients.

     5. Business Partner will forward executed agreement along with minimum of 25% of ALS List License Fee at time of order. 25% of List License Fee is due upon installation (per Schedule B, Item I of Program Product License). This percentage varies due to client percentage variance, from that shown on Schedule B.

B.   Program Product for Business Partner Factory use

     1. Business Partner may establish as many factories as desired. Further; you may utilize as many concurrent users as desired. You may utilize UNIX, NT/Windows, DOS environments or any combination.

     2. Business Partner will pay maintenance as specified in Schedule "C" attached, calculated based on the list price of the actual factory configuration installed. Each factory will be required to process 2M lines of code per year for a 3 year commitment. Users may be increased at will and reduced on the anniversary date.

     3. Business Partner will pay on a quarterly basis the following monies based on lines of code (LOC) processed on clients' behalf.

          (i)  7c per LOC up to - 50MLOC

          (ii) 6c per LOC up to - 100MLOC

          (iii) 5c per LOC up to - 150MLOC

          (iv) 4c per LOC over - 150MLOC

          Lines of code are defined as all lines of code maintained by the end user, including comment and blank lines. Business Partner will report by the last day of each month, in entirety each project carried out with ADAPT/2000, the line counts for each, and the royalty due. ALS will have the right and ability to dial in to Business Partner factories for LOC auditing purposes. ALS will invoice appropriate amount which will be due and payable upon receipt.

4. To order Program Product for factory use, Business Partner will execute the following attached documents:

          o Quotation and Agreement to License Program Product with zero amount in price and extended price fields. All other fields are to be completed.

          o    Schedule A

          o    Schedule B

          o    Schedule C


/s/Gary McCann               October 22, 1997        /s/   ALS                 October 29, 1997
-----------------------------------------------      ------------------------------------------
Agreed by Business Partner          Date             Agreed by ALS             Date


Attachment Governing

Quotation and Agreement to License Program Product
Schedule A
Schedule B
Schedule C

Allegiant Legacy Solutions, Inc.
11025 Reed Hartman Highway                                         QUOTATION NO.
Cincinnati, OH 45242                                                972110 - S

               QUOTATION AND AGREEMENT TO LICENSE PROGRAM PRODUCT

Customer Name:                      Transformation Processing, Inc. (TPI)

Installation Address:               2121 Argentia Road, Suite 200
                                    -----------------------------

City: Mississauga            State: Ontario               Zip Code: L5N 2X4


   ITEM                       DESCRIPTION                 QTY    PRICE   EXTENDED   ANNUAL
                                                                         PRICE      MAINT.
   ----                       -----------                 ---    -----   --------   ------
1           ADAPT 2000 Complete System                 1         64,500    64,500     12,900
               JCL Analyzer, Independent Data Conv.

2           Factory Credit                             1         64,500   -64,500          0
                                                                          -------
            TOTAL                                                           $0.00
                                                                          -------    -------
            TOTAL MAINTENANCE                                                        $12,900
                                                                                     -------
                                                                                     -------

DATE OF QUOTE:             10-21-97

SCHEDULES:         A   X   B   X    C  X    D        E
                     ----    ----    ----     ----     ----
Processor Type:   UNIX Class B

Customer:         Transformation Processing, Inc. (TPI)

By: /s/ Gary McCann

Title: Executive Vice President     Date October 22, 1997
       ------------------------          ----------------


QUOTE EXPIRES:            11-21-97



Installation Date

ALLEGIANT LEGACY SOLUTIONS, INC.

By: /s/ ALLEGIANT LEGACY SOLUTIONS, INC.

Title: Managing Director           Date 10/29/97
       -----------------------          --------

                                   SCHEDULE B
                                     OF THE

                             PROGRAM PRODUCT LICENSE

I. PAYMENT SCHEDULE:

50% of the amount of the attached Quotation # 972110-S, $6,450 (US Dollars) is due with order. The balance, $ 6,450 (US Dollars), is due upon installation.

II. ANNUAL RENEWAL

LICENSEE may renew the PROGRAM PRODUCT License by paying one dollar annually. Upon acceptance by Allegiant and LICENSEE'S renewal of the Warranty Enhancement Program described in Schedule B, Section III, the License is renewed.

III. MAINTENANCE OF WARRANTY ENHANCEMENT PROGRAM

The maintenance, warranty and enhancement fee shall entitle LICENSEE the continued use of and improvements, enhancements and modifications, and updates to the PROGRAM PRODUCT if and as made available by Allegiant to its LICENSEES generally and will be deemed to be part of the PROGRAM PRODUCT. LICENSEE will be informed in writing when improvements, enhancements, modifications and updates for the PROGRAM PRODUCT are available for installation. If LICENSEE fails to install any such improvements, enhancements, modifications and updates within 45 days of receipt of code, the LICENSEE will be deemed as not utilizing the current release of the PROGRAM PRODUCT, and Allegiant shall have no further obligation to provide to LICENSEE improvements, enhancements, modifications or updates to the affected PROGRAM PRODUCT. All improvements, enhancements, modifications and updates shall be delivered to LICENSEE at Allegiant's option. Such improvements, enhancements, modifications or updates shall be installed by LICENSEE or Allegiant, as requested by LICENSEE.

IV. LICENSE AND OPERATIONAL SUPPORT FEES

A. It is understood that the Prepaid Licensee Fee for each PROGRAM PRODUCT indicated on the Schedule and on the Quotation is a one-time License Fee for the PROGRAM PRODUCT and is payable in full on the date such PROGRAM PRODUCT is physically installed at LICENSEE'S facility. The Prepaid License Fee does not entitle LICENSEE to any software support services or to any improvements, enhancements, modifications and updates to the PROGRAM PRODUCT.

B. The maintenance, warranty and enhancement fee, as set forth in Allegiant's applicable PROGRAM PRODUCT Price Listing, shall commence on the date the applicable PROGRAM PRODUCT is installed on LICENSEE'S system and shall continue until the AGREEMENT is terminated. The Annual Support Fee for each PROGRAM PRODUCT indicated on the Schedule and on the Quotation shall remain unchanged until the end of the initial term of the AGREEMENT.

Thereafter, Allegiant may increase the Fee for such PROGRAM PRODUCT from time to time, upon a least 30 days prior written notice to LICENSEE.

C. LICENSEE will pay Allegiant for work performed at the following hourly rates with four (4) hours minimum per day. These rates are effective for one year from date of contract.

OPERATIONS SUPPORT

Senior Technician          $187.50/ hour plus expenses
Consultant                 $150.00/hour plus expenses
Junior Technician          $125.00/hour plus expenses

Non standard hours available by quote.

V. PAYMENT TERMS

All invoices are due on a net 30 day basis. All monies, 30 days past due, incur a 1 - 1/2% interest fee per month.

VI. EXPENSES

All Allegiant incurred expenses for LICENSEES are billed at actual cost.

VII. ESCROW SERVICES

Allegiant software utilizes certain proprietary subroutines and utilities for PROGRAM PRODUCT development tools. The source code for these are not provided to the LICENSEE along with source code for PROGRAM PRODUCT. Allegiant escrows this source code with First National Bank of Southwestern Ohio and offers an agreement to provide this source code upon Allegiant's cessation of business or bankruptcy. The fee for this escrow service is currently $120 to be renewed each November 1st by signing a new escrow agreement and paying the then current escrow fee.

VIII. ALLEGIANT COMMUNICATION PROCEDURES

All communication should be directed through your assigned consulting account manager (CAM). They will resolve or direct your request to the appropriate person for resolution. If possible, the client designates one person as the primary Allegiant contact and all communication comes through this person. Your CAM is:

--------------------

IX. CESSATION OF PROGRAM PRODUCT USE

LICENSEE will notify Allegiant on anniversary date of signing prior to cancellation of the maintenance, warranty and enhancement and/or no longer utilizing the PROGRAM PRODUCT.

                                   SCHEDULE A

                             TERMS AND CONDITIONS OF
                        CONSULTING AND TECHNICAL SERVICES

AGREEMENT, made this 21st day of October 1997 between Allegiant Legacy Solutions, Inc., (hereinafter called ALS) and Transformation Processing, Inc.
(TPI) (hereinafter called CLIENT)

WHEREAS ALS represents that it has the right to grant the rights herein and in consideration of the covenants contained herein, and other good and valuable consideration the parties agree as follows:

1. FEE SCHEDULES: All services other than those specified herein are provided at standard hourly rate schedules. All projects and services are billed on a time and material basis. All reasonable expenses incurred on the CLIENTS behalf will be billed at actual cost. All travel time will be billed at fifty (50) percent of the standard hourly rate when the ALS employee(s) is traveling on the CLIENTS behalf. Mileage is billed at the then current IRS rate.

The following rates will apply for one year from date of contract:


SENIOR CONSULTANT                   $187.50/hour
CONSULTANT                          $150/hour
SYSTEMS IMPLEMENTATION ENGINEER     $125/hour
SYSTEMS ANALYST                     $150/hour
SENIOR PROGRAMMER                   $125/hour
PROGRAMMER                          $100/hour


2. TERMS OF PAYMENT: All ALS invoices are considered due on a net 30 day basis.

3. PRICES AND TAXES: All amounts to be paid to ALS pursuant to this AGREEMENT shall be paid in U.S. dollars. Any taxes, import fees or other governmental duties of whatever nature shall be paid by the CLIENT in addition to the Fee Schedules set forth herein.

4. HIRING OF ALS EMPLOYEES: It is contemplated that one or more employees of ALS may be in contact with, or may assist CLIENT in areas of education, consulting services and technical support. It is acknowledged that ALS employees are valuable assets of ALS. While ALS will make an effort to provide such contacts and/or assistance pursuant to the express terms hereof, ALS desires to retain its employees in house. Accordingly, it is agreed that CLIENT or its related or affiliated companies or organizations shall not offer employment to, nor hire any ALS employee during the term of this license, or within one (1) year from the termination date. Should CLIENT or any of its related affiliated companies or organizations make an employment offer to an employee or actually hire an ALS employee, then CLIENT shall pay to ALS, in liquidated damages, a sum equal to twice employee's annual salary at ALS, calculated on such employee, annualized income over the immediately preceding year, or portion thereof, during which the employee was an employee of ALS.

5. UNAUTHORIZED ACTS: To the extent that it is aware, CLIENT agrees to notify ALS immediately of the unauthorized possession, use or knowledge of any item supplied under this CLIENT by any person or organization not authorized to have such possession.

6. ASSIGNMENT: The rights of either party hereunder shall not be assigned, licensed or transferred without written prior consent of both parties. Permission will not be unreasonably withheld. 7. REMEDIES: In the event of any violation of this AGREEMENT, both parties shall have the right to seek any remedy at law or equity including the right to injunctive relief.

B. NON-WAIVER: No delay or failure on the part of either party in exercising any right hereunder and no partial or single exercising thereof shall be deemed of itself to constitute a waiver of such right or any other rights hereunder.

9. BINDING EFFECT: This AGREEMENT is binding upon the parties herein, their respective employees, agents, representatives and persons associated with them.

10. COMPLETE AGREEMENT: This together with any forthcoming "COMPUTER PROGRAMMING WORK AUTHORIZATION" and/or "ALLEGIANT SERVICES PROPOSAL" and/or "SERVICE REQUEST" constitutes the sole, complete and exclusive statement of the AGREEMENT between ALS and CLIENT for the subject matter hereof being ordered herein. CLIENT acknowledges no other written or oral agreements in representations have been made by ALS in connection herewith other than appear in this AGREEMENT, including documents attached hereto by specific reference.

11. ALTERATION: This AGREEMENT may not be waived, altered or modified except by written agreement of the parties.

12. REPRESENTATION OF AGENTS: No agent, employee or representative of ALS has authority to bind ALS to any affirmation, representation or warranty and unless such is specifically included within this AGREEMENT, it shall not be enforceable by CLIENT.

13. GOVERNING LAW: This AGREEMENT shall be governed by the laws of the State of Ohio.

14. TERMINATION AND DEFAULT: In the event of default, ALS may terminate this AGREEMENT upon thirty (30) days written notice to the CLIENT. Upon such default and upon written demand by ALS the CLIENT shall forthwith return all DOCUMENTS, VIDEO TAPES, AUDIO TAPES and RECORDED ACTIVITIES in which an ALS employee participated in its possession to ALS in its original form, shall further return any and all copies that have been made whether authorized hereunder or not, and shall not thereafter use any deviation thereof without written consent from ALS. Default shall occur upon the occurrence of any of the following.

CLIENT'S failure to pay any amount within forty-five (45) days notice that such sum is due:

The bankruptcy of the CLIENT; or

The filing by the CLIENT or a any petition under Bankruptcy laws.

WHEREFORE, the parties have executed this AGREEMENT the day and year first above written.

CLIENT: TRANSFORMATION PROCESSING, INC. (TPI)

By: /s/ Gary McCann

Title: Executive Vice President     Date October 22, 1997


  ALLEGIANT LEGACY SOLUTIONS, INC.

  By: /s/ALLEGIANT LEGACY SOLUTIONS, INC.

  Title: Managing Director           Date 10/29/97

                                   SCHEDULE A
                             TERMS AND CONDITIONS OF
                             PROGRAM PRODUCT LICENSE

AGREEMENT, made this 21st day of October, 1997 between Allegiant Legacy Solutions, Inc., (hereinafter called Allegiant) and Transformation Processing, Inc. (TPI) (hereinafter called LICENSEE)

WHEREAS Allegiant represents that it has the right to grant the rights and Licenses herein and in consideration of the covenants contained herein, and other good and valuable consideration the parties agree as follows:

1. LICENSE: In accordance with the terms of this agreement, Allegiant grants to the LICENSEE and the LICENSEE accepts from Allegiant a non exclusive License to use the PROGRAM PRODUCT which is detailed and describer in the Quotation and Agreement to License Program Products attached hereto and made a part hereof. It is acknowledged that the License granted herein only grants the LICENSEE the right to use each PROGRAM PRODUCT being licensed herein, on a single identified Central Processing Unit.

2. TERMS & LICENSEE FEE: The term is one year from installation date, automatically renewable upon payment by LICENSEE and acceptance by Allegiant of the annual renewal fee as set forth in Schedule B.

3. ADDITIONAL PROGRAM PRODUCT: The LICENSEE may from time to time order additional PROGRAM PRODUCT or software from Allegiant or any optional enhancements to the PROGRAM PRODUCT. These orders will be governed by the terms and conditions of this AGREEMENT and shall be subject to acceptance by Allegiant. Orders for additional software copies will incorporate the terms of this agreement by reference.

4. PRICES AND TAXES: All amounts to be paid to Allegiant pursuant to this AGREEMENT shall be paid in U.S. dollars. Any taxes, import fees or other governmental duties of whatever nature shall be paid by the LICENSEE in addition to the Price set forth herein.

5. DELIVERY AND DELAY: Allegiant shall not be responsible for failure to deliver or for any delay in the installation of the System that is directly or indirectly attributed to causes beyond Allegiant's control to include without limit strikes (legal or illegal), labor stoppages or slow downs; lookouts; fires, embargoes, war (declared or undeclared); riots; rebellions; insurrections; acts of God; inability to obtain shipping space; transportation of materials or components; machinery breakdowns; delays of carriers or suppliers; governmental acts and regulation; presidential or executive orders; and bankruptcies or insolvencies of suppliers. The Installation Date set forth in the Quotation attached hereto is a desired and approximate date only. Allegiant shall use every reasonable effort to effect timely delivery and completed installation, although Allegiant reserves the right to change any anticipated programming delivery date or the Installation Date, upon notice to LICENSEE and without incurring any liability to LICENSEE by reason thereof LICENSEE agrees that the programming to be furnished hereunder, since it shall involve special features of LICENSEE'S business, may result in some periodic delays by Allegiant in meeting the tentative time scheduling set forth herein for the preparation of such programming in final form for use. In view of the nature of any programming, LICENSEE acknowledges that any time scheduling cannot be deemed the essence of this Order:

6. WARRANTY: LICENSEE agrees it has been advised that the nature of the programming art is such that Allegiant cannot and does not assume liability for errors or omissions in all programming furnished hereunder beyond the correction of any error or omission. Allegiant makes no warranty with respect to the programming ordered herein, except that such programming shall conform to Published Specifications.

a) THESE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY OR ARISING BY CUSTOM OR TRADE USAGE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY UNIQUE OR SPECIAL OR EXPRESS PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES INCLUDING, WITHOUT LIMITATION, LIABILITY FOR DAMAGES (WHETHER GENERAL OR SPECIAL, DIRECT OR INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY), OR FOR ANY CLAIM FOR THE LOSS OF PROFITS OR BUSINESS OR FOR DAMAGE TO GOODWILL.

b) LICENSEE shall have a license to use the PROGRAM PRODUCT being Licensed hereunder free and clear of any liens and encumbrances.

c) If the PROGRAM PRODUCT fails to perform in accordance with and conform to Published Specifications, Allegiant will, at its own expense, make all reasonable efforts to promptly conform to such specifications. This warranty is applicable if the PROGRAM PRODUCT is unmodified by the LICENSEE.

7. HARDWARE AND OPERATING SYSTEMS: Should LICENSEE change its hardware configuration to a different manufacturers system which Allegiant does not support, Allegiant shall have no obligation to modify the PROGRAM PRODUCT to conform to such new equipment. If the hardware modification is to a system which is not supported by the PROGRAM PRODUCT, Allegiant shall undertake at its option to modify the PROGRAM PRODUCT to the new equipment. LICENSEE shall be responsible for a prior agreed upon additional cost incurred for such modification.

8. ACCEPTANCE AND NOTICE: Acceptance shall occur 30 days after installation of PROGRAM PRODUCT- If any PROGRAM PRODUCT does not perform to the conditions set forth in warranties, paragraph 6, LICENSEE will notify Allegiant in writing of such failure. LICENSEE will document such failure in significant detail to allow Allegiant to comprehend the nature of the failure. Any given notice by mail shall be sent postage prepaid, by certified mail, return receipt requested. LICENSEE will notify Allegiant on anniversary date of signing prior to cancellation of the maintenance, warranty and enhancement and/or no longer utilizing the PROGRAM PRODUCT.

9. PROPRIETARY RIGHTS: LICENSEE recognizes that Allegiant has a proprietary interest in the PROGRAM PRODUCT and the PROGRAM PRODUCT contains trade secrets of Allegiant. LICENSEE will maintain the PROGRAM PRODUCT and the trade secrets of Allegiant in strict confidence and will exercise the same degree of care in safeguarding the proprietary interest of Allegiant in the PROGRAM PRODUCT and the Allegiant trade secrets as it does with its own proprietary information and trade secrets of a similar nature. However, this obligation or any obligation of LICENSEE contained in this AGREEMENT shall not apply to any Licensed PROGRAM PRODUCT which is:

a)   in the public domain or available to the public at any time, or

b) known to LICENSEE prior to disclosure thereof by Allegiant without any instruction with respect to use or disclosure, or

c) available to LICENSEE from a third party who has the right to make such disclosure, or

d) independently generated by an employee, agent or consultant or LICENSEE not having actual access to such Licensed Programs, or

e) disclosed to others by Allegiant without obligations similar to those set forth in this AGREEMENT.

In order to fall within one of these exceptions, the subject matter must be so available, or disclosed, in its entirety from a single source.

Allegiant retains title to the PROGRAM PRODUCT furnished in any form and training materials. LICENSEE shall keep each and every item to which Allegiant retains title free and clear of all claims, liens and encumbrances except those of Allegiant and any act of LICENSEE, voluntary or involuntary purporting to create a claim, lien or encumbrance on such as item shall be void.

All PROGRAM PRODUCT supplied by Allegiant hereunder are for the sole use of the LICENSEE. LICENSEE agrees that while this License is in effect or while it has custody or possession of any property of Allegiant, it will not directly or indirectly lease, license, sell, offer or negotiate to lease, license or sell or otherwise deal in the PROGRAM PRODUCT except as may be provided under this AGREEMENT or for the sole and exclusive use of the LICENSEE. LICENSEE will not copy or duplicate or permit anyone else to copy or duplicate any physical magnetic or machine readable version of the PROGRAM PRODUCT, furnished by Allegiant unless it shall be with the prior written approval of Allegiant.

Notwithstanding the foregoing, LICENSEE may copy or duplicate the physical or magnetic version of the PROGRAM PRODUCT furnished by Allegiant for the sole and exclusive use by the LICENSEE as specifically required for the purpose of Backup and Catastrophic offsite storage. LICENSEE may copy or duplicate the Allegiant supplied PROGRAM PRODUCT for the sole and exclusive use by the LICENSEE specifically required in the support of day-to-day usage by the PROGRAM PRODUCT.

LICENSEE, upon request, will supply to Allegiant any persons having access to PROGRAM PRODUCT source code who is not a full time LICENSEE employee during the 12 month period prior to such request.

10. HIRING OF ALLEGIANT EMPLOYEES: It is contemplated that one or more employees of Allegiant may be in contact with, or may assist LICENSEE in areas related to the PROGRAM PRODUCT including, but not limited to, enhancements, training, application, adaptation, support and the like. It is acknowledged that Allegiant employees are valuable assets of Allegiant. While Allegiant will make an effort to provide such contacts and/or assistance pursuant to the express terms hereof, Allegiant desires to retain its employees in house. Accordingly, it is agreed that LICENSEE or its related affiliated companies or organizations shall not offer employment to, nor hire any Allegiant employee during the term of this license, or within one (1) year from the termination date. Should LICENSEE or any of its related affiliated companies or organizations make an employment offer to an employee or actually hire an Allegiant employee, then LICENSEE shall pay to Allegiant, in liquidated damages, a sum equal to twice such employee's annual salary at Allegiant, calculated on such employee's annualized income over the immediately preceding year, or portion thereof, during which the employee was an employee of Allegiant.

11. UNAUTHORIZED ACTS: To the extent it is aware, LICENSEE agrees to notify Allegiant immediately of the unauthorized possession, use or knowledge of any item supplied under this License by any person or organization not authorized to have such possession.

12. INSPECTION: In order to assist Allegiant in the protection of its proprietary rights, LICENSEE shall permit representatives of Allegiant to inspect, at mutually agreeable times, the PROGRAM PRODUCT being supplied under this License.

13. ASSIGNMENT: The rights of either party hereunder shall not be assigned, licensed or transferred without written prior consent of both parties. Permission will not be unreasonably withheld.

14. REMEDIES: In the event of any violation of this Agreement, both parties shall have the right to seek any remedy at law or equity including the right to injunctive relief.

15. NON-WAIVER: No delay or failure on the part of either party in exercising any right hereunder and no partial or single exercising thereof shall be deemed of itself to constitute a waiver of such right or any other rights hereunder.

16. BINDING EFFECT: This Agreement is binding upon the parties herein, their respective employees, agents, representatives and person associated with them.

17. COMPLETE AGREEMENT: This together with the 'Quotation and AGREEMENT to License PROGRAM PRODUCTS' and all noted schedules, constitutes the sole complete and exclusive statement of the AGREEMENT between Allegiant and LICENSEE for the subject matter hereof being ordered herein. LICENSEE acknowledges no other written or oral agreements or representations have been made by Allegiant in connection herewith other than appear in this AGREEMENT, including any documents attached hereto by specific reference.

18. ALTERATION: This AGREEMENT may not be waived, altered or modified except by written agreement of the parties.

19. REPRESENTATION OF AGENTS: No agent, employee or representative of Allegiant has any authority to bind Allegiant to any affirmation, representation or warranty and unless such is specifically included within this AGREEMENT, it shall not be enforceable by LICENSEE.

20. COPYRIGHT: LICENSEE acknowledges that Allegiant is the owner of the entire right, title and interest in all copyrights in and to the PROGRAM PRODUCT, all source object codes related thereto, all training, information and use of manuals, all documentation and writing of Allegiant, and all subsidiary and derivative rights therein. LICENSEE agrees to respect such copyrights, and not copy, publish, modify, amend, alter, enhance, license, grant, or otherwise dispose of, or transfer same, except as expressly provided herein, without Allegiant.

21. GOVERNING LAW: This AGREEMENT shall be governed by the laws of the State of Ohio.

22. TERMINATION AND DEFAULT: In the event of default, Allegiant may terminate this AGREEMENT upon thirty (30) days written notice to the LICENSEE. In such event, all License Fees payable for the entire term of this AGREEMENT shall without notice or demand by Allegiant immediately become due and payable as liquidated damages. Upon such default and upon written demand by Allegiant the LICENSEE shall forthwith return the PROGRAM PRODUCT in its possession to Allegiant in its original form, shall further return any and all copies that have been made, whether authorized hereunder or not and shall not thereafter use any PROGRAM PRODUCT, modification, enhancement, alteration or derivation thereof without written consent from Allegiant. Default shall occur upon the occurrences of any of the following.

LICENSEE'S failure to pay amount within forty-five (45) days notice that such sum is due;

The assignment (without prior Allegiant approval), transfer or subleasing of the PROGRAM PRODUCT herein by the LICENSEE.

The bankruptcy of the LICENSEE;  or

The filing by the LICENSEE any petition under Bankruptcy laws.

WHEREFORE, the parties have executed this AGREEMENT the day and year first above written.

LICENSEE:  TRANSFORMATION PROCESSING INC. (TPI)

By: /s/ Gary McCann
     OFFICER

Executive Vice President        October 22, 1997
------------------------------------------------
     TITLE                          DATE



   ALLEGIANT LEGACY SOLUTIONS, INC.

By: /s/ALLEGIANT LEGACY SOLUTIONS, INC.
         OFFICER

         Managing Director               October 29, 1997
         ------------------------------------------------
 TITLE                             DATE